NUMBER

SHARES

VERSADIAL, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK

CUSIP 925166 10 1

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.0001 PAR VALUE EACH OF

VERSADIAL, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:


VERSADIAL, INC.
CORPORATE
SEAL
2000
NEVADA

COUNTERSIGNED:

WORLDWIDE STOCK TRANSFER, LLC
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

SECRETARY

CEO